Exhibit 10.7(a)

ATMOS ENERGY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AS AMENDED AND RESTATED
EFFECTIVE AS OF JANUARY 1, 2016

TABLE OF CONTENTS

ARTICLE I	Purpose and Effective Date

Section 1.1.	Purpose

Section 1.2.	Effective Date

ARTICLE II	Definitions and Construction

Section 2.1.	Definitions

Section 2.2.	Construction

Section 2.3.	Governing Law

ARTICLE III	Eligibility and Participation

Section 3.1.	Employees Eligible to Participate

ARTICLE IV	Assets Used for Benefits

Section 4.1.	Amounts Provided by the Employer

Section 4.2.	Funding

ARTICLE V	Supplemental Pension Benefits

Section 5.1.	Eligibility for Supplemental Pension

Section 5.2.	Amount of Supplemental Pension

Section 5.3.	Form of Payment of Supplemental Pension

Section 5.4.	Commencement of Supplemental Pension

Section 5.5.	Supplemental Pensions After a Change in Control

ARTICLE VI	Disability Benefits

Section 6.1.	Eligibility For Disability Benefit

Section 6.2.	Amount of Disability Benefit

Section 6.3.	Payment of Disability Benefit

Section 6.4.	Payment of Supplemental Pension to Disabled Participants

ARTICLE VII	Death Benefits

Section 7.1.	Eligibility For Death Benefit

Section 7.2.	Amount of Death Benefit

Section 7.3.	Form of Payment of Death Benefits

Section 7.4.	Commencement of Death Benefits

ARTICLE VIII	Administration

Section 8.1.	Plan Administration

Section 8.2.	Powers of Plan Administrator

Section 8.3.	Calculation of Funding Obligations

Section 8.4.	Annual Statements

ARTICLE IX	Miscellaneous Provisions

Section 9.1.	Amendment or Termination of the Plan

Section 9.2.	Nonguarantee of Employment

Section 9.3.	Nonalienation of Benefits

Section 9.4.	Liability

Section 9.5.	Participation Agreement

Section 9.6.	Successors to the Employer

Section 9.7.	Tax Withholding

Exhibit A	Summary of Actuarial Assumptions for Determining Lump Sum Distributions and Optional Annuity Forms

Exhibit B	Summary of Actuarial Assumptions and Methods for Determining Supplemental Executive Retirement Plan Trust Annual Funding Liabilities

ARTICLE I

Purpose and Effective Date

Section 1.1.    Purpose: The purpose of the Atmos Energy Corporation Supplemental Executive Retirement Plan (the “Plan”) is to provide supplemental retirement income, death and disability benefits to certain executive employees of Atmos Energy Corporation. The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees so as to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA, and shall be so interpreted.
Section 1.2.    Effective Date: The Plan, as previously amended and restated effective as of August 7, 2007, was an amendment and restatement of the Performance-Based Supplemental Executive Benefits Plan which was adopted effective August 12, 1998. The August 7, 2007 Plan was subsequently amended and restated effective as of June 4, 2012, and is being amended and restated again, effective as of January 1, 2016 (the “Effective Date”). The Plan as amended and restated shall apply generally to any participant in the Prior Plan (as defined below) who did not terminate employment prior January 1, 2016. Except as otherwise provided herein, any Eligible Employee who was a participant in the Prior Plan and who terminated employment prior to January 1, 2016, shall be entitled to those benefits, if any, provided by the Prior Plan.
ARTICLE II
Definitions and Construction
Section 2.1.    Definitions: The following words and phrases used in the Plan shall have the respective meanings set forth below, unless the context in which they are used clearly indicates a contrary meaning:
(a)    Beneficiary: The individual or individuals described in Section 7.3 of the Plan who are receiving any benefit payments hereunder.
(b)    Board of Directors: The Board of Directors of the Employer.
(c)    Cause: The termination of employment by the Employer upon the happening of either (i) or (ii) as follows:

(i)    The willful and continued failure by the Participant to substantially perform his duties with the Employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Employer that specifically identifies the manner in which the Employer believes that the Participant has not substantially performed his duties.
(ii)    The Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Employer, monetarily or otherwise.
For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with a reasonable belief that the action or omission was in the best interests of the Employer. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors of the Employer at a meeting of such Board of Directors called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors that the Participant was guilty of conduct set forth above in subparagraph (i) or (ii) and specifying the particulars thereof in detail.
(d)    Change in Control:
(i)    A “Change in Control” of the Employer occurs upon a change in the Employer’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:
(A)    Change in Ownership. A change in ownership of the Employer occurs on the date that any “Person” (as defined in subparagraph (ii) below), other than (1) the Employer or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Employer or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the shareholders of the Employer in substantially the same proportions as their ownership of the Employer’s stock, acquires ownership of the Employer’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Employer’s stock. However, if any Person is considered to own already more than 50% of the total fair market value or total voting power of the Employer’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control. In addition, if any Person has effective control of the Employer through ownership of 30% or more of the total voting power of the Employer’s stock, as discussed in subparagraph (i)(B) below, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (i)(A); or
(B)    Change in Effective Control. Even though the Employer may not have undergone a change in ownership under subparagraph (i)(A) above,

a change in the effective control of the Employer occurs on either of the following dates:
(1)    the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Employer’s stock possessing 30 percent or more of the total voting power of the Employer’s stock. However, if any Person owns 30% or more of the total voting power of the Employer’s stock, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (i)(B)(1); or
(2)    the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(C)    Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Employer, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Employer’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to an entity that is controlled by the shareholders of the Employer immediately after the transfer, through a transfer to (1) a shareholder of the Employer (immediately before the asset transfer) in exchange for or with respect to the Employer’s stock; (2) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Employer; (3) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Employer’s outstanding stock; or (4) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Employer’s outstanding stock.
(ii)    For purposes of subparagraph (i) above:
(A)    “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.
(B)    “Affiliate” shall have the meaning set forth in Rule 12b‑2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.

(iii)    The provisions of this Section 2.1(d) shall be interpreted in accordance with the requirements of the Final Treasury Regulations under Code Section 409A, it being the intent of the parties that this Section 2.1(d) shall be in compliance with the requirements of said Code Section and said Regulations.
(e)    Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.
(f)    Compensation: Except as otherwise provided in the Participant’s Participation Agreement, the sum of (i) and (ii) as follows:
(i)    The greater of (A) the Participant’s annual base salary with the Employer at the date of his termination of employment, or (B) the average of the Participant’s annual base salary for the highest three (3) calendar years (whether or not consecutive) of the Participant’s employment with the Employer.
(ii)    The greater of (A) the Participant’s last Performance Award, or (B) the average of the highest three (3) Performance Awards (whether or not consecutive).
(g)    Covered Employment: For Eligible Employees who were Participants on November 12, 2008, the total period of employment with the Employer. For Eligible Employees who have become Participants on and after November 13, 2008, the total period of employment with the Employer while a Participant in the Plan.
(h)    Death Benefit: The total benefit provided under the Plan upon the death of a Participant, which benefit is calculated in the Plan on a pre‑tax basis.
(i)    Disability: Satisfaction of the following two requirements: (i) a disability as determined under the Group Long-Term Disability Plan, as in effect from time to time, and (ii) a determination that the termination of a Participant’s active employment with the Employer is on account of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for which the Participant is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.
(j)    Disability Benefit: The monthly benefit provided under the Plan to a Participant who suffers a Disability, which benefit is calculated in the Plan on a pre‑tax basis.
(k)    Eligible Employee: An employee of the Employer who prior to January 1, 2016, was selected by the Board of Directors to participate in the Plan. From and after January 1, 2016, no employee of the Employer who was not a Participant in the Plan on January 1, 2016 may be selected by the Board of Directors to participate in the Plan.
(l)    Employer: Atmos Energy Corporation.
(m)    ERISA: The Employee Retirement Income Security Act of 1974, as amended.
(n)    FACC Participant: A Participant who receives an allocation of Fixed Annual Company Contributions.
(o)    Fixed Annual Company Contribution or FACC: The contribution provided for in Section 4.03 of the Retirement Savings Plan, or any successor provision.

(p)    Group Long‑Term Disability Plan: The Atmos Energy Corporation Group Long‑Term Disability Plan, as amended from time to time.
(q)    Involuntary Termination: The termination of a Participant’s participation in the Plan due to either (i) or (ii) as follows:
(i)    Involuntary termination of the Participant’s employment by the Employer, provided said termination constitutes a Separation from Service and such termination is for any reason other than Cause or Disability.
(ii)    Any reason other than for Cause by the Employer prior to the Participant’s Separation from Service with the Employer.
(r)    Participant: An Eligible Employee of the Employer who meets the requirements to participate in the Plan in accordance with the provisions of Article III hereof.
(s)    Participation Agreement: The agreement between the Employer and a Participant described in Section 9.5 of the Plan and entered into at the time such Participant became a Participant in the Plan.
(t)    Plan: The Atmos Energy Corporation Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.
(u)    Pension Plan: Any defined benefit pension plan adopted, established or maintained by the Employer, whichever is applicable, as amended from time to time. Any amount payable to or with respect to a Participant from any group annuity contract maintained in connection with the Pension Plan shall be deemed part of the benefit applicable to the Participant under the Pension Plan.
(v)    Pension Plan Participant: A Participant who is a participant in the Pension Plan and who did not cease active participation in the Pension Plan from and after January 1, 2011.
(w)    Performance Awards: Except as otherwise provided in the Participant’s Participation Agreement, any amount paid, or authorized to be paid, to a Participant while a Participant in the Plan pursuant to any annual performance bonus or incentive compensation plan adopted or established by the Employer, or, upon and after a Change in Control, any amount paid, or authorized to be paid, to a Participant as a performance related cash bonus in addition to his base cash compensation. Notwithstanding the foregoing, Performance Awards shall not include any Employer stock award granted under the 1998 Long-Term Incentive Plan or other incentive plan, other than a stock award which is elected by a participant under an incentive plan to be received in lieu of cash.
(x)    Plan Administrator: The Board of Directors.
(y)    Plan Year: Each twelve (12) month period beginning on January 1 and ending on December 31.
(z)    Prior Plan: The Atmos Energy Corporation Supplemental Executive Retirement Plan or its predecessor, as in effect at any time prior to the Effective Date.
(aa)    Retired Participant: A Participant under the Plan who receives benefits upon Retirement.

(bb)    Retirement or Retire: A Participant’s voluntary termination from employment with the Employer that constitutes a Separation from Service after he (i) is vested (A) in the case of a Pension Plan Participant, in his retirement benefits under the Pension Plan, and (B) in the case of an FACC Participant, in the FACC allocated to him under the RSP, and (ii) has attained age 55 and completed three (3) years of Covered Employment.
(cc)    Retirement Savings Plan or RSP: The defined contribution benefits plan adopted, established and maintained by the Employer, as amended from time to time.
(dd)    Separation from Service: A Participant’s termination from employment with the Employer that constitutes a “separation from service” as defined in Section 1.409A-1(h) of the Final Treasury Regulations under Code Section 409A, or any successor provision thereto.
(ee)    Supplemental Pension: A Participant’s benefit provided under the Plan, which benefit is calculated in the Plan on a pre‑tax basis.
(ff)    The expressions listed below shall have the meanings stated in the subparagraphs hereof respectively indicated:
“Affiliate”                subparagraph 2.1(d)(ii)(B)
“Dependent Death Benefit”        subparagraph 7.2(a)(iii)
“Fixed Annual Company
Contribution Portion”        subparagraph 5.2(a)(ii)(B)
“Lump Sum Death Benefit”        subparagraph 7.2(a)(i)
“Monthly Death Benefit”        subparagraph 7.2(a)(ii)
“Original Payment Date”        subparagraph 5.4(c)
“Person”                subparagraph 2.1(d)(ii)(A)
“SERP Monthly Pension”        subparagraph 5.2(a)(i)
“Specified Employee”            subparagraph 5.4(c)
Section 2.2.    Construction: The masculine gender, whenever appearing in the Plan, shall be deemed to include the feminine gender; the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.
Section 2.3.    Governing Law: The Plan shall be construed in accordance with and governed by the laws of the State of Texas, except to the extent otherwise preempted by ERISA or any other Federal law.

ARTICLE III
Eligibility and Participation
Section 3.1.    Employees Eligible to Participate: Each participant in the Prior Plan who terminated employment prior to January 1, 2016, shall be entitled to the benefits provided in the Prior Plan as in effect at the time of such employment termination. Each Participant who is an Eligible Employee on January 1, 2016, shall remain a Participant and shall continue to participate in the Plan as otherwise provided herein. Any Participant who ceases being an Eligible Employee during his employment with the Employer shall immediately cease active participation in the Plan and shall no longer be a Participant, except as otherwise set forth herein.
ARTICLE IV
Assets Used for Benefits
Section 4.1.    Amounts Provided by the Employer: Benefits payable under the Plan shall constitute general obligations of the Employer in accordance with the terms of the Plan. The Employer may, in its sole discretion, establish a trust or other funding arrangement that is subject to the claims of the Employer’s general unsecured creditors for the purpose of funding a Participant’s accrued benefit payable under the Plan. Any such trust or other funding arrangement may also provide for the distribution to the Participant of an amount equal to any federal, state, local or other taxes that are incurred by the Participant in the event the establishment of such trust or other funding arrangement constitutes the constructive receipt by the Participant of any benefits payable hereunder prior to the actual receipt of such benefits. The Employer shall make appropriate adjustments to the amount of the Participant’s Supplemental Pension in order to reflect the effect upon such Supplemental Pension of the distribution described in the foregoing sentence. The Employer also may, but shall not be obligated to, purchase one or more life insurance policies or contracts to provide for the payment of the Death Benefits. Any such policies or contracts purchased hereunder shall remain a general asset of the Employer or of any trust established hereunder.

Section 4.2.    Funding: Immediately upon a Change in Control, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then‑present value of all Supplemental Pension benefits (vested and unvested) payable hereunder to each Participant and Retired Participant, regardless of whether any such person is then eligible to Retire or to receive an unreduced Supplemental Pension. The Employer shall review the funding status of each such trust or other funding arrangement required to be established under this Section 4.2 on an annual basis and shall make such contributions thereto as may be required to maintain the value of the assets thereof at no less than 100% of the then‑present value of all such Supplemental Pension benefits.
ARTICLE V
Supplemental Pension Benefits
Section 5.1.    Eligibility for Supplemental Pension:
(a)    Upon Retirement: Except as otherwise provided elsewhere in the Plan or in a Participation Agreement, an Eligible Employee who has at least three (3) years of Covered Employment and who Retires shall be entitled to receive a Supplemental Pension.
(b)    Upon Involuntary Termination: A Participant who suffers an Involuntary Termination shall be entitled to receive a Supplemental Pension, subject to the provisions of Section 5.1(c) of the Plan, so long as he is vested (A) in the case of a Pension Plan Participant, in his retirement benefits under the Pension Plan, and (B) in the case of an FACC Participant, in the FACC allocated to him under the RSP, at the time of his Involuntary Termination and has at least three (3) years of Covered Employment prior to the Involuntary Termination.
(c)    Upon Voluntary Termination Prior to Retirement or Termination For Cause: A Participant who voluntarily resigns from employment with the Employer prior to being eligible for Retirement or who is terminated from employment with the Employer for Cause shall not be entitled to receive a Supplemental Pension.
(d)    Upon Disability: A Participant who suffers a Disability shall be entitled to a Supplemental Pension as provided in Section 6.4, without regard to his or her number of years of Covered Employment.
Section 5.2.    Amount of Supplemental Pension:
(a)    Upon Retirement: Except as otherwise provided in the Participant’s Participation Agreement, the Supplemental Pension payable to a Participant who Retires and has at least three (3) years of Covered Employment shall, unless reduced as provided in subparagraph (b) below, and based on the normal form of payment specified in Section 5.3(b)(i) or (ii), depending on the marital status of the Participant at Retirement, equal to subparagraph (i) or (ii) as follows:

(i)    (A)    In the case of a Pension Plan Participant, one-twelfth (1/12th) of sixty percent (60%) of the Participant’s Compensation, reduced if the Participant has fewer than ten full (10) years of Covered Employment by one‑tenth (1/10th) for each full year of his Covered Employment less than ten (10) (no credit shall be given for any partial year of Covered Employment) (referred to in this Section 5.2 as the “SERP Monthly Pension”); minus
(B)    The monthly amount of pension payable to the Pension Plan Participant under the Pension Plan as of the date that his Supplemental Pension commences, assuming payment in the automatic form applicable to him under Section 5.3(b).
(ii)    (A)    In the case of an FACC Participant, the actuarially equivalent lump sum value of the SERP Monthly Pension; minus
(B)    The “Fixed Annual Company Contributions Portion” (as defined in section 2.01(o) of the RSP) of the FACC Participant’s Employer Contributions Account under the RSP.
The actuarially equivalent lump sum value referred to in subparagraph (ii)(A) above shall be determined as of the date that the Participant’s Supplemental Pension is paid or is scheduled to be paid pursuant to Section 5.4(a) or Section 5.4(b), as applicable, without regard to Section 5.4(c), (1) using the actuarial assumptions used for determining actuarially equivalent lump sums as set forth in Exhibit A hereto, and (2) assuming payment in the automatic form applicable to him under Section 5.3(b).
(b)    Reduction for Early Commencement of Supplemental Pensions: Except as provided in subparagraph (c) below and Section 5.5(c) and Section 9.1(c), if a Participant’s Supplemental Pension is scheduled to be paid pursuant to Section 5.4(a) without regard to Section 5.4(c), before the Participant attains age 62, the amount determined under subparagraph (a)(i)(A) above shall, unless otherwise provided in a Participation Agreement, be reduced by 2% per year for the first two (2) years (or fractional years thereof, based on full months) that such scheduled date of payment precedes age 62, and by 4% per year for the next five (5) years (or fractional years thereof, based on full months) that such scheduled date of payment precedes age 60.
(c)    Upon Involuntary Termination: The Supplemental Pension payable to a Participant who suffers an Involuntary Termination shall be determined in accordance with subparagraph (a) above, but, except as otherwise provided in the Participant’s Participation Agreement, for purposes of subparagraph (a)(i)(A) and as applicable under subparagraph (a)(ii)(A), shall be based upon his Compensation and full years of Covered Employment calculated as of the date of his Involuntary Termination. In addition, in the case of an Eligible Employee who becomes a Participant on or after November 12, 2009, if such Participant’s Supplemental Pension is scheduled to be paid pursuant to Section 5.4(a) without regard to Section 5.4(c), before the Participant attains age 62 pursuant to Section 5.4(b), the amount determined under subparagraph (a)(i)(A) and as applicable under subparagraph (a)(ii)(A) above shall be reduced by 2% per year for the first two (2) years (or fractional years thereof, based on full months) that such scheduled date of payment precedes age 62, by 4% per year for the next five (5) years (or fractional years thereof, based on full months) that such scheduled date of payment precedes age 60, and actuarially reduced in accordance with the actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum as set forth in Exhibit A, for each full month that such scheduled date of payment precedes age 55.

Section 5.3.    Form of Payment of Supplemental Pension:
(a)    Lump Sum Payments: Each Participant shall be paid his Supplemental Pension in a lump sum payment, as follows:
(i)     Pension Plan Participants. Equal to the actuarially equivalent lump sum value of the normal form of Supplemental Pension payment provided for in subparagraph (b)(i) or (ii) below, based on his marital status when his Supplemental Pension is paid or is scheduled to be paid pursuant to Section 5.4(a) without regard to Section 5.4(c). The actuarial equivalents provided for in this subparagraph (i) will be determined on the basis of the actuarial assumptions used for determining actuarially equivalent lump sums as set forth in Exhibit A hereto.
(ii)    FACC Participants. Equal to the actuarially equivalent lump sum value provided for in Section 5.2(a)(ii).
(b)    Normal Form of Supplemental Pension: The normal form of Supplemental Pension payment shall be determined in accordance with the following provisions:
(i)    Married Participants. If the Participant is married when his Supplemental Pension is paid or is scheduled to be paid pursuant to Section 5.4(a) without regard to Section 5.4(c), the normal form of payment shall be a joint and 50% survivor annuity, with the Participant’s spouse on the date payment is made or is scheduled to be made pursuant to Section 5.4(a) without regard to Section 5.4(c), as the joint annuitant. If a Participant’s spouse dies between the date the Supplemental Pension is scheduled to be paid and the date the Supplemental Pension actually is paid, such Participant shall be treated as unmarried for purposes of this subparagraph (b)(i).
(ii)    Unmarried Participants. If the Participant is not married when his Supplemental Pension is paid or is scheduled to be paid pursuant to Section 5.4(a) without regard to Section 5.4(c), the normal form of payment shall be a life annuity, payable monthly, but guaranteed for a period of 120 months, payable to the Participant or the Participant’s named Beneficiary. If an unmarried Participant becomes married between the date the Supplemental Pension is scheduled to be paid and the date the Supplemental Pension actually is paid, such Participant shall be treated as married for purposes of this subparagraph (b)(ii).
Section 5.4.    Commencement of Supplemental Pension:
(a)    Upon Retirement: Except as otherwise provided in subparagraph (c) below, the Supplemental Pension of a Participant who Retires shall be paid on the first day of the month following the month in which such Participant Retires.
(b)    Upon Involuntary Termination: The Supplemental Pension of a Participant who suffers an Involuntary Termination shall, except as otherwise provided in subparagraph (c) below, be paid (i) in the case of an Eligible Employee who was a Participant prior to November 12, 2009, at the later of (A) the first day of the month following the month in which such Participant incurs a Separation from Service with the Employer, or (B) the first day of the month following the month in which such Participant attains age 55, and (ii) in the case of an Eligible Employee who becomes a Participant on or after November 12, 2009, on the first day of the month following the month in which such Participant incurs a Separation from Service with the Employer.
(c)    Six Months Delay in Payment: Notwithstanding the foregoing provisions of this Section 5.4, Section 5.5(c) and Section 9.1(c), if a Participant who is entitled to payments under said applicable Section is a “Specified Employee,” as defined in § 1.409A-1(i) of the Final Regulations under Code Section 409A, and the Supplemental Pension would otherwise be paid (the “Original Payment Date”) before a date which is at least six (6) months following the date of the Participant’s Separation from Service, the Supplemental Pension shall be paid on the date which is six (6) months following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant), provided the six (6) months delay requirements of Code Section 409A otherwise apply to the payments under said applicable Section. All payments which are delayed as provided in this subparagraph (c) shall accrue interest for the period from the Original Payment Date until the date such payment is actually made. Said interest shall be equal to the applicable segment rates as defined in Code Section 417(e)(3)(D), without regard to the phase-in percentages specified in Code Section 417(e)(3)(D)(iii), for the November (from and after January 1, 2010, the September) preceding the first day of the calendar year in which the participant retires or otherwise becomes entitled to payments without regard to this Section 5.4(c).
Section 5.5.    Supplemental Pensions After a Change in Control:
(a)    Eligibility For Supplemental Pension: Notwithstanding anything to the contrary in the Plan, a Participant shall be entitled to a Supplemental Pension, regardless of whether he has at least three (3) years of Covered Employment, and regardless of whether such Participant is vested (A) in the case of a Pension Plan Participant, in his retirement benefits under the Pension Plan, and (B) in the case of an FACC Participant, in the FACC allocated to him under the RSP, if following a Change in Control of the Employer which occurs at a time when he is an Eligible Employee, either (i) or (ii) occurs:
(i)    The Participant incurs a Separation from Service
(A)    on account of Disability; or
(B)    involuntarily by the Employer for any reason other than for Cause.
(ii)    The Participant’s participation in the Plan is terminated by the Employer for any reason other than for Cause prior to his Separation from Service with the Employer.
In order for the provisions of this Section 5.5 to apply, the involuntary Separation from Service referred to in subparagraph (i)(A) above or the termination of participation referred to in subparagraph (ii) above must occur within three (3) years after the Change in Control.
If a Participant incurs a Separation from Service involuntarily by the Employer for any reason other than for Cause, or his participation in the Plan is terminated by the Employer for any reason other than for Cause, prior to a Change in Control (whether or not a Change in Control ever occurs) and such Separation either (A) was at the request or direction of a person who has entered into an agreement with the Employer, the consummation of which would constitute a Change in Control, or (B) was otherwise in connection with or in anticipation of a Change in Control (whether or not a

Change in Control ever occurs), then such Participant’s Separation from Service or termination of participation shall be deemed to have followed a Change in Control of the Employer, and such Participant shall be one who is described in this subparagraph (a).
(b)    Amount of Supplemental Pension: The Supplemental Pension payable to a Participant described in subparagraph (a) above shall be calculated in the same manner as set forth in Section 9.1(c) for benefits payable in the event of a termination of the Plan, but based on his Compensation as of the date of his Separation from Service or the date his participation in the Plan is terminated, whichever is applicable.
(c)    Commencement of Supplemental Pension: Except as otherwise provided in Section 5.4(c), the Supplemental Pension payable to a Participant described in subparagraph (a) above shall be paid (i) in the case of an Eligible Employee who was a Participant prior to November 12, 2009, at the later of (A) the first day of the month following the month in which such Participant incurs a Separation from Service with the Employer, or (B) the first day of the month following the month in which such Participant attains age 55, and (ii) the case of an Eligible Employee who becomes a Participant on or after November 12, 2009, on the first day of the month following the month in which such Participant incurs a Separation from Service with the Employer. In the case of an Eligible Employee who becomes a Participant on or after November 12, 2009, if such Participant’s Supplemental Pension is paid without regard to Section 5.4(c) before the Participant attains age 55, the amount determined under subparagraph (b) above shall be actuarially reduced, in accordance with the actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum as set forth in Exhibit A, for each full month that the date of commencement precedes age 55.
ARTICLE VI
Disability Benefits
Section 6.1.    Eligibility For Disability Benefit: A Participant who is an Eligible Employee and otherwise is actively participating in the Plan shall be entitled to a Disability Benefit if he suffers a Disability prior to his Retirement. A Participant’s active employment with the Employer shall be terminated at the time such Participant suffers a Disability.
Section 6.2.    Amount of Disability Benefit: The Disability Benefit payable to an eligible Participant shall equal (a) minus (b) as follows:
(a)    One‑twelfth (1/12th) of sixty percent (60%) of the Participant’s Compensation calculated as of the date of his Disability.
(b)    The total monthly amount of disability benefit payable to the Participant under the Group Long‑Term Disability Plan (before any offsets) as of the date that his employment terminates due to Disability.

Section 6.3.    Payment of Disability Benefit: A Participant’s Disability Benefit shall be paid commencing on the 181st day following the date of his Disability and shall continue for so long as benefits are paid due to a Disability.
Section 6.4.    Payment of Supplemental Pension to Disabled Participants:
(a)    Upon Reaching Age 65: If a Participant who has suffered a Disability reaches age 65 while still receiving a Disability Benefit, such Participant shall be entitled to a Supplemental Pension, to be paid on the first day of the month following the month in which such Participant attains age 65, regardless of whether he has at least three (3) years of Covered Employment. The Supplemental Pension payable to such Participant shall be in the form provided in Section 5.3 and determined in accordance with Section 5.2(a). Upon payment of a Participant’s Supplemental Pension under this Section 6.4(a), such Participant’s Disability Benefit under Section 6.3 hereof shall cease.
(b)    Prior to Reaching Age 65: Notwithstanding the provisions of subparagraph (a) above, a Participant receiving a Disability Benefit shall receive a Supplemental Pension to be paid on the first day of the month following the month in which occurs the later of (i) such Participant’s 62nd birthday, or (ii) such Participant’s entitlement to an unreduced Supplemental Pension under Section 5.2(a)(i)(A) or as applicable under Section 5.2(a)(ii)(A), if such month occurs prior to such Participant’s 65th birthday. If a Participant becomes entitled to a Supplemental Pension pursuant to this subparagraph (b), the Participant’s Disability Benefits shall cease, and such Supplemental Pension shall be in the form provided for in Section 5.3, determined in accordance with Sections 5.2(a) and (b), but without regard to whether he has at least three (3) years of Covered Employment, and shall be based on the Participant’s Compensation as of the date that such individual suffered a Disability.
ARTICLE VII
Death Benefits
Section 7.1.    Eligibility For Death Benefit: A Participant’s Beneficiary shall be entitled to a Death Benefit if the Participant meets the requirements of either (a), (b) or (c) as follows:
(a)    He dies before his employment with the Employer terminates or while receiving a Disability Benefit under the Plan.
(b)    He Retires but dies before the payment of his Supplemental Pension.
(c)    He is entitled to a Supplemental Pension pursuant to the provisions of Section 5.1(b) or Section 5.5(a) of the Plan, but dies before the payment of his Supplemental Pension.
Section 7.2.    Amount of Death Benefit:
(a)    In-Service Death: In the case of a Participant who dies as provided in Section 7.1(a), the Death Benefit will be the total of the following (i), (ii) and (iii):
(i)    A lump sum payment equal to two times the Participant’s Compensation minus any amount payable under the Employer’s Group Basic Life Insurance Plan (the “Lump Sum Death Benefit”).

(ii)    A monthly benefit equal to one-twelfth of an amount equal to fifty percent of the Participant’s Compensation at the time of his death (the “Monthly Death Benefit”).
(iii)    If the Participant leaves a child or children to whom payments are to be made under Section 7.3 hereof, a monthly benefit equal to one-twelfth of an amount equal to twenty-five percent (25%) of the Participant’s Compensation at the time of his death (the “Dependent Death Benefit”).
(b)    Post-Retirement Death: In the case of a Participant who dies as provided in Section 7.1(b), a Death Benefit will be paid to the Beneficiary entitled to receive the Death Benefit pursuant to Section 7.3(a) below. The amount of such Death Benefit shall be equal to the lump sum amount such Participant would have been entitled to receive had the Participant’s Supplemental Pension been paid in the month of his death, plus interest, if applicable, through the date of his death pursuant to Section 5.4(c) as if the date of his death were the end of the six months delay period.
(c)    Deferred Retirement Death: In the case of a Participant who dies as provided in Section 7.1(c), a Death Benefit will be paid as provided in (i) or (ii) as follows:
(i)    In the case of a Participant who dies prior to reaching age 55, a Death Benefit will be paid to the Beneficiary who would have been so entitled at the time of his death in a lump sum amount equal to (1) in the case of an Eligible Employee who was a Participant prior to November 12, 2009, the actuarially equivalent lump sum value of the survivor benefit that would have been paid under the form applicable under Section 5.3(b)(i) or (ii) had the Participant lived to age 55, commenced his Supplemental Pension in the month immediately following the month in which he reached age 55 and died immediately after his Supplemental Pension commenced, as reduced actuarially, in accordance with the actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum as set forth in Exhibit A, on the basis of the Beneficiary’s age, to reflect commencement of such Death Benefit pursuant to Section 7.4(b) prior to such Participant reaching age 55, and (2) in the case of an Eligible Employee who becomes a Participant on or after November 12, 2009, the actuarially equivalent lump sum value of the survivor benefit that would have been paid under the form applicable under Section 5.3(b)(i) or (ii) had his Supplemental Pension, determined on the basis of the actuarial assumptions attributable to such Participant, as set forth in Section 5.2(c), commenced in the month immediately following his date of death, and died immediately after his Supplemental Pension commenced, as reduced actuarially, in accordance with the actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum as set forth in Exhibit A, on the basis of the Beneficiary’s age, to reflect commencement of such Death Benefit pursuant to Section 7.4(b) prior to such Participant reaching age 55.
(ii)    In the case of a Participant who dies after reaching age 55, a Death Benefit will be paid to the Beneficiary (1) in the case of an Eligible Employee who was a Participant prior to November 12, 2009, in the amount provided for in Section 7.2(b) above, or (2) in the case of an Eligible Employee who has become a Participant on or after November 12, 2009, in the amount provided for in Section 7.2(b) above, except that if such Participant dies prior to reaching age 62, such amount shall be actuarially reduced, in accordance with the actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum as set forth in Exhibit A, for each full month that the date of commencement precedes age 62.
(iii)    For purposes of this Section 7.2(c), the actuarially equivalent lump sum value and the actuarially equivalent alternative annuity forms of Supplemental Pension payments shall be determined in accordance with the actuarial assumptions set forth in Exhibit A hereto.
Section 7.3.    Form of Payment of Death Benefits:
(a)    Lump Sum and Monthly Death Benefits: The Lump Sum Death Benefit, the Monthly Death Benefit, the Death Benefit provided for in Section 7.2(b) and the Death Benefit provided for in Section 7.2(c) are payable to the Participant’s designated Beneficiary. In the event that no Beneficiary has been effectively designated as provided with respect to the Death Benefits described in the preceding sentence, the Participant’s surviving spouse shall be deemed the designated Beneficiary, or if the Participant has no surviving spouse, his children, if any, per stirpes, and if none, the estate of the Participant shall be deemed the designated Beneficiary. If a Beneficiary entitled to receive a Death Benefit that is a survivor annuity payment hereunder dies before commencement of payment of that Death Benefit, then that Death Benefit shall not be payable from the Plan. The Monthly Death Benefit shall be a single life annuity, if the Participant’s surviving spouse is the designated Beneficiary, and shall be a 120-month term certain annuity, if someone other than the surviving spouse is the Participant’s designated Beneficiary.
(b)    Dependent Death Benefit: The Dependent Death Benefit is payable to the Participant’s dependent children in equal shares until there cease to be any dependent children remaining. As each child loses his or her dependent status, the child’s share of the Dependent Death Benefit shall be paid to the remaining dependent child or children in equal shares. A child of the Participant is deemed to be a dependent until the child reaches age eighteen or, if a full-time student (i.e. enrolled in twelve hours or more of courses of higher education), age 25, or until the child’s death if earlier. At the discretion of the Plan Administrator, any dependent child’s share of the Dependent Death Benefit may be paid to the Participant’s surviving spouse or other guardian of such child if applicable and shall constitute full settlement of the Plan’s obligation to such child with respect to such payment. If the Participant’s surviving spouse is the designated Beneficiary for the Monthly Death Benefit and dies while receiving the Monthly Death Benefit and while any dependent child or children of the Participant remain, then the Monthly Death Benefit being paid to the surviving spouse shall be added to the Dependent Death Benefit and shall be payable in equal shares to the dependent children in the same manner and for the same time period as the Dependent Death Benefit.
Section 7.4.    Commencement of Death Benefits:
(a)    The Death Benefits payable pursuant to Section 7.2(a) shall be paid, with respect to the Lump Sum Death Benefit, or shall commence, with respect to the Monthly Death Benefit and the Dependent Death Benefit, as of the first day of the month next following the Participant’s death.
(b)    The Death Benefits payable pursuant to Sections 7.2(b) and (c) shall paid as of the first day of the month next following the Participant’s death.

ARTICLE VIII
Administration
Section 8.1.    Plan Administration: The Plan shall be administered by the Board of Directors. The Board of Directors may, in its sole discretion, establish a committee to carry out the day-to-day administration of the Plan and may delegate any portion of its authority and responsibilities as Plan Administrator to such committee.
Section 8.2.    Powers of Plan Administrator: The Plan Administrator shall have the discretionary power and authority to interpret and administer the Plan according to its terms, including the power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors in the administration and application of the Plan. The Plan Administrator shall have such additional powers as may be necessary to discharge its duties and responsibilities hereunder. It is intended that the Plan and any Participation Agreement shall comply with Code Section 409A, including, but not limited to, any future amendments to Section 409A of the Code, the Final Treasury Regulations under Code Section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations issued under Code Section 409A, so as not to subject any Participant or Beneficiary to payment of interest or any additional tax under Code Section 409A. In the exercise of its discretionary power and authority, the Plan Administrator shall interpret the terms of the Plan and any Participation Agreement accordingly.
Section 8.3.    Calculation of Funding Obligations: The Employer shall calculate its funding obligations hereunder solely by using the actuarial assumptions and methodology set forth in Exhibit B hereto. In its discretion, at any time prior to a Change in Control of the Employer, the Employer may amend Exhibit B to change such actuarial assumptions and methodology, provided that such changes are communicated promptly in writing to all Participants, Retired Participants, and Beneficiaries. Upon and after a Change in Control of the Employer, the actuarial assumptions and methodology set forth in Exhibit B may be changed with respect to any Participant, Retired Participant, or Beneficiary who was a Participant, Retired Participant, or

Beneficiary at the time of such Change in Control, only with the written consent of such affected Participant, Retired Participant, or Beneficiary.
Section 8.4.    Annual Statements: As soon as practicable after the end of each Plan Year, the Employer shall deliver to each Participant, Retired Participant, and Beneficiary a statement containing (a) the present value of the Employer’s future benefit obligations to the Participant, Retired Participant, or Beneficiary; (b) the actuarial assumptions used to calculate the present value of the Employer’s future benefit obligations hereunder; and (c) the aggregate current value of the assets, if any, held in a trust or other funding arrangement which are sufficient to fund 100% of the then-present value of the accrued Supplemental Pension for any Participant, Retired Participant, or Beneficiary for whom benefits are paid in the form of an annuity and for whom assets are required to be held in trust.
ARTICLE IX
Miscellaneous Provisions
Section 9.1.    Amendment or Termination of the Plan:
(a)    In General: Subject to the remaining provisions of this Section 9.1, the Board of Directors may by resolution, in its absolute discretion, from time to time, amend, suspend, or terminate any or all of the provisions of the Plan; provided, however, that no amendment, suspension, or termination may apply so as to decrease the payment to any Participant or Beneficiary of any benefit under the Plan that he accrued prior to the effective date of such amendment, suspension, or termination, nor shall such amendment, suspension, or termination change the time and form of payment to be made under the provisions of the Plan as in effect before such amendment, suspension, or termination, except as otherwise permitted or required under Code Section 409A and the Treasury regulations issued thereunder.
(b)    Amendment That Decreases Benefits: If the Board of Directors amends the Plan and such amendment results in a decrease in the Supplemental Pension, Death Benefits or Disability Benefit that otherwise would be paid under the Plan but for the amendment, except as provided in subparagraphs (iii) and (iv) below, the Participant’s Supplemental Pension, Death Benefits or Disability Benefit shall equal the sum of (i) and (ii) as follows:
(i)    The amount derived by multiplying the Participant’s benefit calculated pursuant to the terms of the Plan in effect immediately prior to the amendment and based upon the Participant’s Compensation used to calculate the appropriate benefit by the following fraction: The numerator is the number of full years of Covered Employment the Participant has prior to the effective date of the amendment, and the denominator is the total number of full years of Covered Employment the Participant has; however, neither the numerator nor the denominator shall exceed 10.

(ii)    The amount derived by multiplying the Participant’s benefit as calculated pursuant to the terms of the Plan as amended based upon the Participant’s Compensation used to calculate the appropriate benefit by the following fraction: The numerator is the number of full years that the Participant participated (A) in the case of a Pension Plan Participant, in the Pension Plan, and (B) in the case of an FACC Participant, in the FACC allocated to him in the RSP, after the effective date of the amendment (but this number when added to the numerator of the fraction in subparagraph (i) above, shall not exceed 10) and the denominator is the total number of full years of Covered Employment the Participant has (but this number shall not exceed 10).
(iii)    Notwithstanding the foregoing provisions of this subparagraph (b), if the Plan is so amended before a Participant is vested (A) in the case of a Pension Plan Participant, in his retirement benefits under the Pension Plan, and (B) in the case of an FACC Participant, in the FACC allocated to him under the RSP, the Participant’s Supplemental Pension, Death Benefit or Disability Benefit shall be calculated solely in accordance with the terms of the Plan as amended.
(iv)    Notwithstanding the foregoing provisions of this subparagraph (b), if any such amendment occurs upon or after a Change in Control, the Participant’s Supplemental Pension shall at least equal the benefits which would be paid under subparagraph (c) below if there was a termination of the Plan at the time of such amendment.
Notwithstanding the foregoing provisions of this subparagraph (b), the Amendment and Restatement of the Plan effective August 7, 2007, November 12, 2009, June 4, 2012, or January 1, 2016, as applicable, shall not for any purposes be treated as resulting in a decrease in the Supplemental Pension, Death Benefit or Disability Benefit otherwise payable under the Plan.
(c)    Termination of the Plan.
(i)    If the Board of Directors terminates all or any portion of the Plan and such termination adversely affects a Participant’s Supplemental Pension, such Participant shall be entitled to receive a Supplemental Pension regardless of whether such Participant has at least three (3) years of Covered Employment, and regardless of whether such Participant is vested (A) in the case of a Pension Plan Participant, in his retirement benefits under the Pension Plan, and (B) in the case of an FACC Participant, in the FACC allocated to him under the RSP, at the time of such Plan termination.
(A)    It shall be based upon the Participant’s Compensation as of the date of the termination of the Plan;
(B)    If payment of the Supplemental Pension begins before the Participant has ten full years of Covered Employment, the reduction referred to in Section 5.2(a)(i)(A) shall not apply;
(C)    If payment of the Supplemental Pension begins before the Participant attains age 62, the reductions referred to in Section 5.2(b) shall not apply; and

(D)    If the Participant is not otherwise vested (1) in the case of a Pension Plan Participant, in his retirement benefits under the Pension Plan, and (2) in the case of an FACC Participant, in the FACC allocated to him under the RSP, the calculation made under Section 5.2(a)(i)(B) or Section 5.2(a)(ii)(B) above shall be made as if he were so vested.
Except as otherwise provided in Section 5.4(c), the Supplemental Pension determined under this subparagraph (c) shall be paid (i) in the case of an Eligible Employee who was a Participant prior to November 12, 2009, at the later of (A) the first day of the month following the month in which such Participant incurs a Separation from Service with the Employer, or (B) the first day of the month following the month in which such Participant attains age 55, or (ii) the case of an Eligible Employee who has become a Participant on or after November 12, 2009, on the first day of the month following the month in which such Participant incurs a Separation from Service with the Employer. In the case of an Eligible Employee who becomes a Participant on or after November 12, 2009, if such Participant’s Supplemental Pension commences without regard to Section 5.4(c) before the Participant attains age 55, the amount determined under this subparagraph (c) shall be actuarially reduced, in accordance with the actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum as set forth in Exhibit A, for each full month that the date of commencement precedes age 55.
(ii)    If the Board of Directors terminates all or any portion of the Plan and such termination adversely affects the Disability Benefits or Death Benefits described in the Plan, a Participant shall continue to be entitled to the Disability Benefits or Death Benefits described in the Plan if he thereafter dies or suffers a Disability. Any such Death Benefit or Disability Benefit, however, shall be calculated as of the date of termination of such benefit or the Plan as if such date of termination was the date the Participant died or suffered a Disability. Payment of any such Death Benefit or Disability Benefit shall be made in accordance with the terms of the Plan as in effect immediately prior to the date of termination of such benefit or the Plan.
(d)    Amendments to Comply with Internal Revenue Code Section 409A: Notwithstanding any of the foregoing provisions of this Section 9.1 or any of the terms and conditions of the Participation Agreement to the contrary, the Board of Directors reserves the right, in its sole discretion, to amend the Plan and/or any Participation Agreement in any manner it deems necessary or desirable in order to comply with or otherwise address issues resulting from Code Section 409A.
Section 9.2.    Nonguarantee of Employment: Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any employee, as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without Cause.
Section 9.3.    Nonalienation of Benefits: To the extent permitted by law, benefits payable under the Plan shall not, without the Plan Administrator’s consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of the Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant or Beneficiary or any person claiming under or through the foregoing to attach his interest under the Plan.
Section 9.4.    Liability: No director, officer, or employee of the Employer shall be liable for any act or action, whether of commission or omission, taken by any other director, officer, employee, or agent of the Employer under the terms of the Plan or, except in circumstances involving his bad faith, for anything done or omitted to be done by him under the terms of the Plan.
Section 9.5.    Participation Agreement: Each Participant has entered into a Participation Agreement as a condition to his participation in the Plan. Such Participation Agreement shall constitute a separate and enforceable agreement between the Employer and the Participant regarding the Participant’s rights in the Plan.
Section 9.6.    Successors to the Employer: Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, shall be bound by the terms of the Plan in the same manner and to the same extent as the Employer.
Section 9.7.    Tax Withholding: The Employer shall have the right to deduct from all amounts paid in cash or other form under this Agreement any Federal, state, local or other taxes required by law to be withheld.
IN WITNESS WHEREOF, and as conclusive evidence of its adoption of this amendment and restatement of the Supplemental Executive Retirement Plan, the Employer has caused the Plan to be duly executed on this 16th day of September, 2016, to be effective as of the date set forth in Section 1.2 above.

ATMOS ENERGY CORPORATION

By: /s/ MICHAEL E. HAEFNER
Michael E. Haefner
President and Chief Operating Officer

EXHIBIT A
ATMOS ENERGY CORPORATION
SUMMARY OF ACTUARIAL ASSUMPTIONS
FOR DETERMINING
LUMP SUM DISTRIBUTIONS
AND
OPTIONAL ANNUITY FORMS

Actuarial assumptions for determining lump sums:

(i)
Interest:    The applicable segment rates as defined in Code Section 417(e)(3)(D) for the November (from and after January 1, 2010, the September) preceding the first day of the calendar year in which the participant retires or otherwise becomes entitled to payments under the Supplemental Executive Retirement Plan without regard to Section 5.4(c) of the Plan and without regard to the phase-in percentages specified in Code Section 417(e)(3)(D)(iii).

(ii)	Mortality: The applicable mortality table as defined in Code Section 417(e)(3), and amended by the Pension Protection Act.
Actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum:

(i)	Interest: 6.0% per year.

(ii)	Mortality: 1983 Unisex Group Annuity Mortality (50% 1983 Group Annuity Mortality for males, 50% 1983 Group Annuity Mortality for females).

EXHIBIT B
ATMOS ENERGY CORPORATION
SUMMARY OF ACTUARIAL ASSUMPTIONS AND METHODS
FOR
DETERMINING SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TRUST
ANNUAL FUNDING LIABILITIES
Actuarial Assumptions
Discount Rate                        8%
Mortality
Prior to Age 62                None
After Age 62                    Code Section 417(e)(3)
Applicable Mortality Table*
Salary Scale                        0%
Benefit Percentage                    60%
*The table prescribed in Rev. Rul. 2001-62, or such other mortality table which in the future may be specified from time to time as the applicable mortality table for purposes of Code Section 417(e)(3).
Method for Determining Liabilities
The liability determined is the present value as of the valuation date of the projected age 62 Supplemental Executive Retirement Plan benefit. The projected age 62 benefit is based on Supplemental Executive Retirement Plan compensation determined as the sum of (1) and (2) as follows:

(1)
The greater of (A) Participant’s annual base salary at the date of his termination of employment, or (B) the average of the Participant’s annual base salary for the highest three (3) calendar years (whether or not consecutive) of the Participant’s employment with the Employer.

(2)	The greater of (A) the Participant’s last Performance Award or (B) the average of the highest three (3) Performance Awards (whether or not consecutive).
The qualified plan offset is the projected age 62 qualified plan benefit with no salary scale or wage base projections.